Exhibit 3.12

REPERTOIRE NR. 11.470.-

AMENDMENT AND RESTATEMENT OF BY-LAWS

SOCIEDAD CONTRACTUAL MINERA “COMPAÑIA MINERA MARICUNGA”

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In Santiago, Chile, on November twenty-fourth of the year one thousand nine hundred and ninety nine, before me, MARIA GLORIA ACHARAN TOLEDO, Chilean citizen, attorney at law, national identity card number five million five hundred and seventy five thousand three hundred and sixty five dash two, duly commissioned Notary Public of the Forty-second Notary Public Office of Santiago, with offices at Matias Cousiño street, number one hundred and thirty seven, appears:  Mr. Juan Irarrazabal Covarrubias, Chilean citizen, married, attorney at law, national identity card number six million two hundred and thirty three thousand five hundred and fourteen, dash nine, domiciled in this city at Moneda street, nine hundred and seventy, twelfth story, on behalf of KINAM REFUGIO, INC., formerly denominated as AMAX GOLD REFUGIO, INC., a company incorporated according to the laws of the State of Delaware, United States of America, domiciled at one hundred and eighty five South State Street, suite eight hundred and twenty, Salt Lake City, Utah eight, four, one, one, one, United States of America, and also on behalf of BEMA GOLD BERMUDA LTD., a company incorporated according to the laws of Bermudas, with offices at Clarendon House, Church Street, Hamilton, Bermuda; the appearing party being of age, and states:  FIRST:  By public deed dated on August twenty second of the year one thousand nine hundred and ninety, signed before the Notary Public of Santiago, Mr. Andres Rubio Flores, the contractual mining company named as Campañia Minera Maricunga was incorporated.  The abstract of the public deed was recorded at page one hundred, number forty three, of the Property Registry of the Mining Registrar of Santiago, corresponding to the year one thousand nine hundred and ninety.  Subsequently, by public deed dated on November eighteenth of the year one thousand nine hundred and nine two, signed as well before the Notary Public of Santiago, Mr. Andres Rubio Flores, the articles of incorporation were amended and a restated text of the by-laws of Campañia Minera Maricunga was established.  SECOND:  By notarized document granted in Delaware, United States of America, on June tenth of the year one thousand nine hundred and ninety eight, the company Amax Gold Refugio,

Inc., changed its name or corporate name, to Kinam Refugio, Inc., as is evidenced in the Amendment Certificate of the Company.  THIRD:  Hereby, Kinam Refugio Inc., hereinafter also KRI, formerly named as Amax Gold Refugio Inc., and Bema Gold Bermuda Ltd., hereinafter also Bema, in their capacity as sole shareholders of Campañia Minera Maricunga, agree to introduce several amendments to the by-laws currently in force, contained in the above-referred public deed, dated on November eighteenth of the year one thousand nine hundred and ninety two, and for these purposes they agree to set a restated text of the by-laws according to the following tenor:  RESTATED TEXT OF THE BY-LAWS OF CONTRACTUAL MINING COMPANY “COMPAÑIA MINERA MARICUNGA”. TITLE FIRST.- Name, Purpose, Domicile and Duration.- Article First:  Name.  The name or corporate name shall be “Campañia Minera Maricunga”, hereinafter also named in these by-laws as “the Company”.  The Company shall be governed by the provisions contained in these by-laws, and in that not foreseen in it, by the provisions set forth in Section Second, Paragraph Second of Title Eleventh of the Mining Code.  The provisions of Section First, of Paragraph Second of Title Eleventh of the Mining Code, shall only rule in the cases in which these by-laws expressly refer to it.  Article Second:  Purpose.  The exclusive purpose of the Company shall be the exploitation of one or more mining claims denominated as “Refugio One to One Hundred and Twelve”; “Maricunga Seventeen to Twenty”, and “Twenty Seven to Thirty”; “Maricunga Ninety Seven to One Hundred”; “Maricunga One Hundred and Twenty One to One Hundred and Twenty Four” and “Maricunga Two Hundred and Sixty Two”, all located in the Maricunga Mining District, Municipality of Tierra Amarilla, Third Region, plus any other mining claims or concessions purchased or obtained under any title whatsoever, that facilitate or enable the exploitation of the deposits contained therein.  It is understood as included within the purpose of the company, the financing for the development of the project and for the exploitation of said mining claims, the marketing of ores obtained thereof, and as well, the performance of any type of operations or activities necessary, convenient or related to the described purpose, hereinafter also designated as activities related to the execution of the Refugio Project.  Article Third:  Domicile.  The domicile of the Company shall be the Commune and City of Santiago, without prejudice of carrying out its activities at any location, region or commune in the country, being in capacity to establish agencies or branches where it is deemed convenient.  Article Fourth:  Term of Duration.  The term of duration of the Company shall be fifty years, counted as of the date of the articles of incorporation of the Company, and shall be automatically renewed for equal and subsequent periods of ten years each, unless shareholders representing fifty percent or more of the share capital or corporate capital, with at least six months in anticipation to the expiration of the respective period, do manifest their intention to terminate it, in an statement executed by means of a public deed, with a marginal notation recorded at the margin of the registration of the abstract of the Company in the corresponding Mining Registrar.  TITLE SECOND.  Share Capital and Shares.  Article Fifth:  Share Capital.  Share Series and Ownership.  The stock capital or corporate capital is divided into ten thousand shares, of which, five thousand shares shall correspond to Series “A”, and five thousand to Series “B”.  Therefore, each share of the Company represents one tenthousandth of the corporate capital, with the possibility of existence of fractions of a share.  In the event a transfer of Series “A” shares is carried out to shareholders of Series “B” shares or vice versa, the transferred shares shall remain within the same original series.  These shares are subscribed and paid for in the manner it is stated in Temporary Article First of these by-laws.  The share capital or corporate capital shall be subscribed and paid for in the manner established in the temporary articles of these by-laws, and can be increased or decreased in a Special Shareholders’ Meeting.  Article Sixth:  Shareholders Rights and Interest in the Corporate Capital.  The rights corresponding to Series “A” shareholders and Series “B” shareholders in dividends, benefits and in the winding-up of the Company, shall be equivalent to the percentage represented by the number of shares pertaining to each Series of shares in the overall shares in which the corporate capital is divided, safe those cases in which these by-laws or agreements adopted unanimously by Series “A” and Series “B” shareholders, do dispose it in a different manner.  Therefore, the rights of each Series “A” share and of each Series “B” share, shall be the equivalent to one tenth thousandth.  The percentage corresponding to each shareholder in the share capital of the Company represents his interest in the corporate capital.  The conveyance of shares shall be carried out by means of the registration of the transfer title or document in the Shareholders Registry of the Mining Registrar of Santiago.  The transfer title or document shall be contained in a public deed, further complying in all respects with that provided in Article one hundred and seventy eight of the Mining Code.  TITLE THIRD:  Shareholders Liability.  Article Seventh:  Liability.  Each shareholder shall be exclusively liable before the Company, up to the amount of its contribution to the corporate capital and with its shares, and shall not be liable in front of third parties for obligations of the Company.  TITLE

FOURTH:  Administration.  Article Eighth:  Administration.  The administration of the Company and the use of its corporate name shall correspond to a Board of Directors consisting of four Directors, hereinafter, the Board of Directors.  The Directors can be shareholders or not.  Series “A” shareholders shall elect two Directors, and Series “B” shareholders shall elect two directors.  The shareholders of each of these Series of shares may also choose one or more alternate Directors, in order for them to act in substitution of any of its regular Directors.  At the moment that any Alternate Director is acting as a member of the Board, it shall be understood that he is doing so in absence or impediment of a regular Director and with the same rights as the latter, without need to evidence before third parties the absence or impediment of one or more of the regular Directors, for the validity of the resolutions adopted with the attendance of said alternate Director.  Article Ninth:  Election of Directors.  The Directors shall be elected in separate ballots for each Series of shares and which shall be held at the General Shareholders Meetings of the Company.  Those that in the same and sole ballot obtain the two higher majorities in each Series of shares shall be elected as regular Directors.  At the same Shareholders Meeting and according to the same procedure, the alternate Directors shall be elected.  The Directors shall last one year in the exercise of their duties and may be indefinitely re-elected.  Once elected, the Directors will remain in their duties until the next General Shareholders Meeting, or until their resignation, removal, death or impediment.  At the moment the vacancy of a Director is produced, the Director(s) from the same Series of shares that had elected or appointed the corresponding Director, shall be in capacity to appoint its alternate.  Article Tenth:  Voting.  The Directors elected by the shareholders of each Series of shares, shall jointly have a number of votes equivalent to the interest in the corporate capital corresponding to the registered owners of each one of said Series of shares.  In the event that a shareholder is the registered owner of Series “A” and “B” shares, the Directors it elects shall have the aggregate votes corresponding to the participation of said shareholder in the corporate capital, and the directors chosen by the other shareholder, shall in turn have the aggregate number of votes corresponding to the total participation of said other shareholder in the corporate capital, taking into consideration for those purposes the fractions of a share, if there were any.  For the purposes of voting within the Board of Directors, it shall be deemed that the overall Directors jointly have a total of one hundred votes, which shall be divided among them in the manner that is determined in these by-laws.  If for example, the participation in the corporate capital of each

Series of shares is fifty percent, it shall correspond to directors of each Series, fifty votes, in all matters that are subject to the resolution of the Board of Directors.  If it is required, vote fractions shall be admitted, according to the participation of the shareholders in the corporate capital.  In case of attendance of a sole Director appointed by the shareholders of each Series, said Director shall have voting rights for all shares pertaining to said Series.  Article Eleventh:  Board of Directors Meetings.  The Board of Directors shall hold its regular meetings at dates, hours, and places predetermined by the Board of Directors and specified in the notice of the call.  The Board of Directors shall hold at least one meeting annually.  Furthermore, one or more Directors may call to a special meeting of the Board of Directors, with at least five working days in anticipation.  In case of urgency, it shall be sufficient to call to a special meeting by means of a notice granted with a reasonable anticipation.  The Board of Directors shall go into session in first call, with the attendance of Directors representing the absolute majority of the capital or the corporate capital, and in second call, with the attendance of Directors representing at least fifty percent of the share capital or the corporate capital.  The Board of Directors meetings may be held in locations within Chile or abroad, as determined by the Board with sufficient anticipation and established in the corresponding call.  Article Twelfth:  Call to meetings.  The call to Board of Directors meetings, whether annual, regular or special, shall be served to each Director.  The chairman or the person empowered to do so by the Board shall call to a regular meeting, and in case of special meetings, these shall be called by the Director or Directors requesting it.  Each call must contain an agenda with indications in the respective meeting.  In any case, with the consent or favourable votes of Directors representing the absolute majority of the share capital or corporate capital, any matters can be addressed therein.  Article Thirteenth:  Majority needed to adopt resolutions.  Safe from those cases in which these by-laws establish a different majority, the favourable votes of directors representing the absolute majority of the share capital or the corporate capital, shall be required in order to adopt resolutions during the Board meetings where quorum is present.  The Board may adopt resolutions without holding a formal meeting, if and when all directors having voting right concur to said agreement and grant their consent in writing.  The display of a copy of the minute, in which said agreements are contained, shall suffice as evidence of their validity before third parties, duly certified by the Secretary, or by whoever is replacing it.  The resolutions may be executed without need of approving the minute in a latter meeting.  If any of the attendants dies, refuses to sign the minute, or is impeded to do so due to any reason whatsoever, evidence of the circumstances shall be left at the foot of the same, and this shall be accounted for in the next General or Special Shareholders Meeting, and which nevertheless, shall not prevent the validity of the adopted agreements.  The Director that refuses to sign the minute must state the grounds for its determination.  Safe that these by-laws establish otherwise, in case it is not possible to obtain the required majority of votes relating to any matter within the competence of the Board of Directors, the Chairman of the Board shall have a casting vote.  Nevertheless, the following matters shall require the favourable votes of Directors representing the absolute majority of the share capital or the corporate capital, and shall not be subject to the Chairman’s casting vote:  one) With the exception of the initial program and budget, the approval of any program of operations to be carried out by the Company, and of any budget for costs to be incurred for the execution of said programs, including engineering and construction stages; two) A capital investment for an expansion of facilities after completion of the construction of the plant and facilities for the Refugio Project, for more than two million dollars per year, safe that this restriction shall not apply to those expenses allocated to repair, rehabilitation or renewal of the plant, facilities, or equipment; three) The abandonment, sale or disposal of any of the assets of the Company during any year, that are valued over two million dollars, safe that this restriction shall not be applied to:  /i/ sale or transfer of products, surplus, or plant, or obsolete equipment or other materials, in the ordinary course of business; /ii/ abandonment, sale or transfer of any mining claim, surface land lots or water rights, for an amount lesser than two million dollars; four) The settlement of any litigation, claim, arbitration proceeding or complaint, involving the Company or its assets, for more than one million dollars; five) Exploration or development of the Refugio Project mining claims not encompassed in the feasibility study approved by the Board, for amounts in excess of one million dollars per year; six) Indebtedness of the Company with third parties; safe loans obtained for working capital through one or more credit lines, that shall not exceed at any moment the aggregate amount of five million dollars; seven) The amendment of the general scope of powers and duties of the General Manager; eight) Approval of commitments exceeding in ten percent that stated in operations programs and budgets approved by the Board; nine) Approval of any contract between the Company and an affiliate of a shareholder, for a period over six months, or for amounts exceeding the equivalent of two hundred thousand dollars of the United States of America, during any period of six months.  It is exempted from this requisite of approval, any rendering of services agreement relating to any operation agreement between the Company and a shareholder or an affiliate thereof.  For these purposes, it shall be understood as affiliate of an entity, a company, joint venture or other type of legal entity that controls or is controlled by other, or that is under a common control of said entity.  For this purpose control means the capacity to manage or determine the administration of the legal entity, through the ownership of shares or rights to the same, or by existing agreements, or in any other manner whatsoever; ten) Any other matter that has been previously approved by the Board, by agreement of Directors representing the absolute majority of the share capital or the corporate capital, or that has been previously awarded by arbitration.  The unanimous approval of Series “A” and Series “B” shares Directors shall be requested for the following matters:  a) a decision to suspend mining extraction works, safe the one caused due to governmental acts or omissions; impossibility to normally obtain equipment or supplies, strikes or labour problems, or any other event of force majeur.  Nevertheless, said decision including any amendment to the approved operational program and the cost budget of said program, may be carried out by the Board of Directors, and the Chairman of the Board is empowered to decide on any draw, in case it is not possible to obtain the majority of votes required for any matter in which the Company has obtained a negative cash flow during six consecutive months in its operational activities, as determined in accordance with generally accepted accounting principles in the United States of America; b) The abandonment, sale or disposal of the overall, or a substantial part of all the assets of the Company, safe that this restriction shall not apply to sales or transfers of products, surplus, or of plant or obsolete equipment, or other materials in the ordinary course of business; c) A capital investment for the expansion of the facilities after the completion of the construction of the plant and facilities of the Refugio Project, for an amount over eight million dollars per year.  In the event that the needed majorities referred to for the adoption of Board resolutions are not obtained, the corresponding matter can be subject to arbitration.  Article Fourteenth:  Chairman of the Board.  So long as Series “B” shareholders hold at least a fifty percent of the corporate capital, a Director appointed by Series “B” shares shall be elected by the Board as its Chairman, and whom shall also chair the General Shareholder Meetings and the Company.  If Series “B” shareholders do not have at least a fifty percent of the share capital or of corporate capital, a Director chosen by majority of votes of the Directors, shall fulfill the position as Chairman of the Board.  The Chairman of the Board, or during his absence any Alternate Director replacing him, shall preside over the Board meetings with the rights conferred to the Chairman by these by-laws.  The procedure for the Board meetings shall be determined by the Board itself.  Article Fifteenth:  Board of Directors Meeting Minutes.  Board of Directors meetings shall be recorded in minutes drafted by the person appointed by the Board, who shall distribute copies of the same to each one of the Directors within the fifteen days following the date of the meeting.  Once the minutes have been signed by at least one Director chosen by the shareholders of each Series of shares, they shall constitute the official record of the resolutions adopted by the Board.  Article Sixteenth:  Directors Expenses and Remunerations.  If it is requested that operating personnel of the Company is to attend Board meetings, the reasonable expenses being incurred for their attendance thereto, shall be borne by the Company.  Article Seventeenth:  Directors Resignation.  Any Director may resign at any moment by means of a written notice addressed to the Chairman of the Board, accounting for said resignation.  Said resignation shall be understood effective on the date of reception of said notice, or as from the date stated in the same letter of resignation.  In order for this resignation to be effective, its acceptance shall not be necessary.  Article Eighteenth:  Removal of Directors.  Any Director can be removed at any moment with or without stating reasons, by agreement adopted with the favourable vote of the majority of the shares corresponding to the Series having the right to choose said Director, and for which a special meeting of said shareholders must be held, specially called for said purpose.  Said removal can also be carried out without holding said special meeting, if and when all the shareholders of the corresponding Series with voting right concur to said agreement and adopt said resolution in writing.  The vacancy produced at the Board due to said removal can be occupied by said shareholders in any of the aforementioned manners.  Article Nineteenth:  Vacancy.  Unless otherwise provided for by these bylaws, any vacancy produced at the Board due to any reason whatsoever, may be occupied by agreement adopted with the favourable vote of the majority of the shares corresponding to the Series having the right to choose the corresponding Director.  Said election can be made as well without holding a special meeting, if and when all the shareholders of the corresponding Series with voting right concur to said agreement and adopt said resolution in writing.  The Director chosen to occupy said position shall be elected for its predecessor remaining period, and shall hold office until his resignation, removal, death or impediment takes place.  Article Twentieth:  Committees.  The Board may establish one or more committees, such as the executive, technical or other committees formed in the manner and by the persons that the same Board shall determine.  The Board shall establish the rules for the functioning of each appointed committee, and which shall have the powers and duties granted by the Board and shall account directly to it.  The powers of the committees upon which the Board is delegating part of its powers and duties must be exercised within the frame of the general policies approved by the Board and subject to its supervision.  Article Twenty First:  Board of Directors Powers.  It shall correspond to the Board of Directors to determine the general policies, objectives, procedures, methods and actions of the Company.  All operations to be performed by the Company, expenses or disbursements incurred and assets to be acquired by the same must be subject to the programs and budgets approved by the Board.  The Board shall have the judicial and extrajudicial representation of the Company, including those powers referred to in Article one hundred and ninety three of the Mining Code.  Furthermore, the Board shall have full powers of administration and disposal, being in capacity to execute all acts and enter into all contracts and functions of any nature whatsoever, which are directly or indirectly related to the purpose of the Company, and which are not specified in these by-laws as matters of the venue of the General Shareholders Meeting.  Without this enumeration constituting any limitation whatsoever of its powers, the Board may execute and enter into the following acts and contracts:  a) To direct, act, supervise and participate in all businesses, whether individual or corporate, in which the Company has or may in the future have an interest, representing it in each one of said businesses or Companies, whether these are partnerships, limited liability companies, corporations, legal mining companies and/or contractual mining companies, before the Government of the Republic of Chile, Ministries, Regional Intendencies, Provincial Governors, Majors, Copper Corporation, Copper Commission, Foreign Investment Committee, Central Bank of Chile, Banco del Estado de Chile, National Mining Company (from its denomination in Spanish, “Empresa Nacional de Mineria”), National Development Agency (from its denomination in Spanish, “Corporacion de Fomento de la Produccion’’), private or development Banks and in general, before any public service, public or private authority, natural or artificial persons; to carry out before them affidavits, rectifications, clarifications and proposals; to sign applications, legal briefs, sign public and/or private deeds, being in capacity to agree all modalities that said authorities, bodies or artificial persons do require for the proceedings before them; b) To contract, transfer, modify, change destiny or services, and to declare the termination of contracts and services of all employees, whether by dismissal or under any other manner, or for other reasons established for the termination of the work agreements; to fix wages, salaries or other benefits for the employees; c) To buy, sell, barter, assign, settle, transfer and aleniate in any manner whatsoever movables, shares, bonds or securities; to attend to auctions or public or private bids; to acquire and/or assign all types of goods; to agree on sale or purchase prices, setting the terms of payment; to determine surfaces, characteristics and boundaries of all goods acquired or transferred; to sign and enter into transportation, supply and commission agreements; d) To give and receive in lease all types of movable goods and real estate different from mining claims, agreeing on the rental or the term of the lease; to enter into manufacturing or construction agreements for material works and lease of services; e) To apply, agree and establish mining easements; f) To call meetings of legal mining or contractual mining companies or corporations, to set the purpose of said calls, to attend with voice and vote to said meetings; g) To file mining claims, to request “mensura” (patents) of mining claims, to appoint experts, to file oppositions against third parties “mensuras” (patents), to request approval and recording of measurement records of mining claims; to request and perform replacement of mining claims boundaries, to request voidness of concessions and the annulment of mining claims measurements; to request all types of exploration concessions, to exploit metal placers and/or rights to use surface or underground waters; to oppose to said concessions or request their voidness; h) To substitute by novation, release, collect, impute, to receive in payment and to pay debts and obligations, to accept things in lieu of payment, to assign credits and to accept their assignment, to resign and acknowledge actions and debts; to acknowledge or compensate judicial or extra judicial debts, to void and terminate all types of acts or contracts and to stipulate amounts, terms, interests, terms of payment and other conditions therein; to enter into insurance agreements and in case of disaster, to claim on the policies; i) To open, give, issue, accept and complement letters of credit, and letters or orders of credit, and other international trading documents, and to carry out foreign exchange transactions in general, inclusive buying and selling foreign currencies; j) To make contributions of foreign capital, to import goods charged to them, to liquidate foreign exchange and to enter into the corresponding contracts; k) To import and export goods, machinery, elements, merchandise and raw materials, and to execute all type of operations thereof relating to customs; to grant, sell, negotiate, endorse and withdraw bills of lading and freighting documents, and to file claims before administrative or judicial authorities, to file legal briefs and applications; to furnish guarantees and constitute bails; l) To contract with commercial banks, with Banco del Estado de Chile and credit institutions in general, whether national or foreign, deposit or credit current accounts or savings accounts, to operate on them, being in capacity to draw, overdraw, collect, cancel, endorse, renew and protest checks, to withdraw check books, and to acknowledge and challenge balances; to make deposits in cash, at sight, on term, conditional or of any other kind, and to withdraw them; to collect and perceive all that is owed or belongs to the Company due to any reason whatsoever; to sign with banks, Banco del Estado de Chile, credit, development or financial national or foreign institutions, operations related to money borrowing operations, with or without indexing, whether in the form of mutuatus, promissory notes, loans guaranteed with bills of exchange, advances against acceptance of bills of exchange, or in any other manner whatsoever, including opening letters of credit in foreign currency, whether by means of simple, revolving, documentary and other types of credit; to sign, draw, accept, collect, cancel, protest, reaccept, discount and endorse bills of exchange, promissory notes and other documents to the bearer and shipping documents; to deposit securities in custody, in guarantee and to withdraw them; to lease and make use of safe deposit boxes; m) To apply for and accept licenses, permits and official authorizations of any nature whatsoever, including waters, sanitary, municipal or of any other kind, and/or concessions of public services related to the Company’s purpose, agreeing on the due conditions, and to transfer them according to regulations in effect; n) To apply, register, use and exploit trademarks, commercial names, invention patents and other privileges, and to acquire them as well, under any title whatsoever; o) To grant general and special powers of attorney, to revoke them at its sole judgement, to delegate in all or part these powers, without said powers of attorney or delegations prevent the exercising of the power by the part of the attorney, to revoke said delegations at its sole judgment, to empower the delegate so that in turn he may delegate and revoke the power of attorney at its sole judgment, maintaining the agent the power to revoke at any moment the powers of attorney or delegations granted or those the delegates may have performed.  Article Twenty Second:  General Manager.  The Board of Directors shall appoint the General Manager of the Company.  Nevertheless, for as long as the shareholder(s) owners of Series “B” shares, or an affiliate thereof, is/are appointed, and continues being the operator of the Refugio Project, according to the operation agreement with the Company, said shareholder or shareholders owners of the Series “B” shares or its affiliate shall appoint the General Manager.  The General Manager shall be responsible for the administration of all matters pertaining to the ordinary course of business, operations and activities of the Company, and shall have all those powers specially vested upon him by the Board of Directors.  The position of General Manager shall be compatible with that of a Board member.  TITLE FIFTH.- General Shareholders Meetings.  Article Twenty Third:  General Shareholders Meeting.- The General Shareholders Meeting must meet once a year, in order to approve the balance sheet and the annual report, to resolve on the distribution of dividends and benefits, and for the election of the Board of Directors, on a date to be determined by the latter within the first four-month period of each year, with no less than fifteen days in anticipation to said meeting.  Shareholders representing at least a fifty percent of the share capital or the corporate capital may also call to General Shareholders Meetings.  Article Twenty Fourth:  Special Shareholders Meetings.  Special Shareholders Meetings shall be held at any time, for any special purpose determined by the Board of Directors.  Shareholders representing at least a fifty percent of the share capital or the corporate capital may also call to Special Shareholders Meetings.  Article Twenty Fifth:  The Shareholders Meetings shall be held in the place or locations that are stated in the notices of the call, whether in Chile or abroad.  Article Twenty Sixth:  Call to Shareholders Meetings.  The notice for the first call to each Shareholders Meeting, whether general or special, shall be sent with no less than fifteen and not more than thirty calendar days in anticipation to the date of the Shareholders Meeting, to each shareholder having voting right at the meeting, by means of personal delivery of the notice in writing to each shareholder, or the remittal of the same by certified mail, postage pre-paid, addressed to the shareholder to the address specified for the remittal of the notices at the registries of the Company.  The call to a Meeting must specify the place, date and time of the meeting.  The call to a Special Meeting must indicate as well the purpose of the same.  The notices for the second call can only be sent once the Meeting to be held in first call has failed, and in any case, the new Meeting must be called to be held within the subsequent thirty calendar days to the date set for the non performed Meeting.  Article Twenty Seventh:  Agenda and Procedure.  The Board of Directors shall have the responsibility to prepare an agenda for each Shareholders Meeting, subject to the right shareholders have to submit to the Meeting other matters of its venue which have not been included in the agenda.  The Chairman of the Board of Directors shall chair the Meeting.  Article Twenty Eighth:  Quorum.  The owners of the absolute majority of shares with voting right, whether personally attending or represented by proxy, shall constitute the quorum in first call in order to hold all the

Shareholders Meetings, unless these by-laws do establish other majorities.  In second call, the Shareholders Meeting may be validly constituted with at least fifty percent of the share capital or corporate capital.  Article Twenty Ninth:  Postponement.  When the Meeting is postponed to another date or place by any reason whatsoever, a new call shall not be necessary if the date and place of the same have been announced at the suspended meeting.  The resumed Meeting may address all matters that could have been discussed at the original Meeting.  If postponement extends for over thirty days or, if after being it postponed, a new agenda is set for the resumed Meeting, each shareholder registered with a voting right at the Meeting shall be called for it.  Article Thirtieth:  Voting.  Each shareholder shall have the right at each Meeting, or in relation to any resolution that can be legally adopted by shareholders, without a formal Meeting being held, to one vote per each share registered at the date of the Meeting, taking into consideration for that purpose, fractions of a share if there were any.  Once the required quorum is met in a Shareholders Meeting, the vote of titleholders having the absolute majority of shares with voting rights, or of a series of shares if the issue to be addressed must only be resolved by said series, either personally attending or being represented at the Meeting, shall decide on any matter included on the agenda of said Meeting.  TITLE SIXTH.- Balance Sheets and Distribution of Profits. Article Thirty-First:  Balance Sheets.  The Company shall present a general balance sheet as of December thirty first of each year.  The balance sheet shall be subject to the approval of the General Shareholders Meeting.  Article Thirty-Second:  Profits.  The profits of the Company shall be distributed among shareholders according to the percentage represented in the overall shares in which the corporate capital belonging to each series of shares is divided, adjusted in the amounts available to be distributed that are agreed unanimously by Series “A” and Series “B” shareholders.  The distribution of profits, its manner and timing shall be determined by the General Shareholders Assembly.  TITLE SEVENTH.- Dissolution and Winding-up.  Article Thirty Third:  Dissolution.  The Company shall dissolve at the expiration of its duration term.  Furthermore, it can be dissolved by unanimous agreement of the shareholders of the Company, for bankruptcy or insolvency of the Company, and for any other legal reason.  Article Thirty Fourth:  Winding-up.  Once the Company has been dissolved its winding-up shall be carried out by the Board; the winding-up carried out by the Board shall adjust to the resolutions adopted by the shareholders.  TITLE EIGHTH.- Arbitration.  Article Thirty Fifth:  Arbitration.  Any difficulty arising due to the interpretation, fulfillment, validity or termination of this Corporate agreement or relating to the Company, or any controversy arising among the shareholders or the Directors elected by Series “A” shareholders and Directors elected by Series “B” shareholders, shall be resolved by an arbitrator.  The place of arbitration shall be Santiago, Chile.  Mrs. Laura Novoa Vasquez is appointed as arbitrator and if she is not able to perform, Mr. Manuel Vargas Vargas is appointed.  The appointed arbitrators are empowered to request from the parties, or to contract by themselves, the technical and expert repos they deem convenient, and as well, to request the assistance of specialized technicians.  In absence of the above-referred persons, the arbitrator shall be appointed by the parties in mutual agreement, or alternatively by the Ordinary Courts of Justice at the request of any of them.  In this last event and with the same powers, the arbitrator shall be appointed among those persons that are at present or formerly were regular tenured professors in Mining Law specialization at the Universities of Chile or Catolica de Chile in Santiago, for a period of at least five consecutive years, or otherwise, acted as a lawyer member of the Most Excellent Supreme Court for the same minimum period.  The service of the resolutions issued by the arbitrator, shall be made to the parties by means of a certified letter, addressed to the domiciles stated in their respective first filings or otherwise, to the last domicile stated by them in the Corporate Agreement, or in the last amendment of the by-laws, in case not appearing at the arbitration proceedings, or do not set domicile in their first filing.  Notwithstanding the above, the parties alternatively may by unanimous agreement of Series “A” and Series “B” shares, dispose that all conflicts arising be solved by arbitration in The United States of America, or otherwise.  TEMPORARY ARTICLE.  Temporary Article First:  The initial share capital of the company referred to in Article Fifth of the by-laws, is settled in the equivalent in national currency to the amount of ten thousand dollars of the United States of America, divided into ten thousand shares, of which five thousand shall pertain to Series “A” shares, and five thousand to Series “B shares.  Evidence is left that according to the articles of incorporation of the Company, dated on August twenty-second of the year one thousand nine hundred and ninety, granted at the Notary Public Office of Santiago of Mr. Andres Rubio Flores, the ten thousand shares in which the corporate capital is divided were fully paid for in the following manner:  In payment of the five thousand Series “A” shares, and of four thousand nine hundred and ninety nine Series “B” shares, Minera Bema Gold / Chile / Limitada, contributed transferring to the Company the title of ownership of the mining claim Refugio one hundred and five, located in the Maricunga mining district, Municipality of Tierra Amarilla, Province of Copiapo, whose survey record is registered at sheets one hundred and thirty two, backside, number forty six of the Property Registry of the Mining Registrar of Copiapo.  The shareholders assessed this contribution in the equivalent in national currency to the amount of nine thousand nine hundred and ninety nine dollars.  The remaining share of the Series “B” was paid by Bema Gold / U.S. / Inc. by means of the contribution of one dollar paid for in cash to the Company cashier’s office.  As from the deed of incorporation of the Company, the following share transfers have taken place:  a) On October twentyseventh of the year one thousand nine hundred and ninety two, Minera Bema Gold / Chile / Limitada, transferred five thousand Series “A” shares to Bema Gold / Bermuda / Ltd.; b) On November eighteenth of the year one thousand nine hundred and ninety two, Minera Bema Gold / Chile / Limitada transferred four thousand nine hundred and ninety nine Series “B” shares to Kinam Refugio, Inc., formerly Amax Gold Refugio Inc.; c) on November eighteenth of the year one thousand nine hundred and ninety two, Bema Gold / U.S. / Inc., transferred one share of Series “B” shares to Kinam Refugio Inc., formerly, Amax Gold Refugio Inc.  FOURTH:  The bearer of authorized copy of this deed is empowered to request all notations, recordings, sub-recordings and cancellations that may be pertinent in the corresponding registers.  The empowerment of Mr. Juan Irarrazabal Covarrubias to represent Kinam Refugio Inc., is contained in the Special Power of Attorney granted in Toronto, Ontario, Canada, formally registered in this Notary Public Office under the number one thousand six hundred and eleven, dated on November eleventh of the year one thousand nine hundred and ninety nine.  The appointment of Mr. Juan Irarrazabal Covarrubias to represent Bema / Gold / Bermuda / Ltd. is contained in the Special Power of Attorney granted in Vancouver, British Columbia, Canada, formally registered in this Notary Public Office under the number one thousand six hundred and twelve, dated on November eleventh of the year one thousand nine hundred and ninety nine, and which are not attached for being known to the parties.  In proof and prior reading, the appearing parties sign.  This deed has been recorded in the Public Documents Repertoire with this same date.  Copy is granted.  I Witness.